Henkel KGaA Preferred
SEC File No.:  333-14138

EFFECTIVE JUNE 18, 2007, THE PAR
VALUE WILL BE EUR 1.00


EXHIBIT A
ANNEXED TO AND INCORPORATED
IN
THE DEPOSIT AGREEMENT
[FORM OF ADR]
CERTAIN RIGHTS OF THE HOLDER
OF THIS AMERICAN DEPOSITARY
RECEIPT MAY BE WITHHELD IN
ACCORDANCE WITH THE
PROVISIONS OF PARAGRAPH (8)
HEREOF, INCLUDING, WITHOUT
LIMITATION, VOTING RIGHTS AND
THE RIGHT TO RECEIVE
DIVIDENDS AND OTHER
DISTRIBUTIONS
Number BNY-_______
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
one deposited Share)
CUSIP:
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
EVIDENCING
AMERICAN DEPOSITARY SHARES
REPRESENTING
PREFERRED SHARES, NO PAR
VALUE
OF
HENKEL KGaA
(Incorporated under the
Laws of the Federal Republic of Germany)
      THE BANK OF NEW YORK, as
depositary (the Depositary), hereby certifies
that ____________, or registered assigns, is
the registered owner (a Holder) of _____
American Depositary Shares (ADSs), each
(subject to Paragraphs (11) and (14))
representing one preferred share, no par
value (Shares), of Henkel KGaA, a
corporation incorporated under the laws of
the Federal Republic of Germany (the
Company), deposited or subject to deposit
under the Agreement (as hereinafter
defined) at the principal Frankfurt/Main
office of Dresdner Bank AG, as custodian
(subject to Section 7 of the Agreement, the
Custodian), and any and all other securities
or cash from time to time received by the
Depositary or the Custodian in respect or in
lieu of such deposited Shares and held under
the Agreement (the deposited Shares,
together with such other securities or cash
(the Deposited Securities).  This ADR is
issued pursuant to the amended and Restated
Deposit Agreement dated as of December 7,
2001 (as amended from time to time, the
Agreement) among the Company, the
Depositary and all Holders and beneficial
owners (Beneficial Owners), from time to
time, of American Depositary Receipts
issued thereunder (ADRs), each of whom by
accepting an ADR or any interest therein
agrees to become a party thereto and to be
bound by all of the terms and conditions
thereof and hereof.  Copies of the
Agreement are on file at the Depositarys
Corporate Trust Office referred to below and
at the office of the Custodian.  This ADR
(which includes the provisions set forth on
the reverse hereof) shall be governed by and
construed in accordance with the laws of the
State of New York.  The terms and
conditions of the Agreement are hereby
incorporated by reference into this ADR.
      (1)	Withdrawal of Deposited
Securities.  Subject to Paragraphs (4), (7)
and (9), upon surrender of this ADR in form
satisfactory to the Depositary accompanied
by such instruments of transfer as the
Depositary may require at the Depositarys
Corporate Trust Office referred to below,
the Holder hereof is entitled to delivery, as
promptly as practicable, (i) to an account
designated by such Holder with Clearstream,
Frankfurt, of an amount of Shares and any
other Deposited Securities that are eligible
for deposit with Clearstream, Frankfurt and
(ii) at the office of the Custodian, of the
amount of any Deposited Securities that are
not eligible for deposit with Clearstream,
Frankfurt, in each case which are at the time
represented by the ADSs evidenced by this
ADR.  If, at the time of surrender, the
number of Shares and other Deposited
Securities underlying this ADR is other than
a whole number, the Holder hereof will be
entitled to delivery, as provided above, of
the whole number of Shares and other
Deposited Securities underlying this ADR,
together with a new ADR evidencing such
whole number of ADSs representing any
fractional Shares or Deposited Securities not
withdrawn.  At the request, risk and expense
of the Holder hereof, the Depositary may
deliver Deposited Securities (other than
Shares) at the Depositarys Corporate Trust
Office.
      (2)	Register.  The Depositary shall
keep, at the office of the Depositary in The
City of New York at which at any particular
time its depositary receipt business is
administered, which at the date of the
Agreement is 101 Barclay Street, New York,
New York 10286 (the Depositarys
Corporate Trust Office), (a) a register (the
Register) for the registration, registration of
transfer, combination and split-up of ADRs,
which at all reasonable times shall be open
for inspection by Holders solely for the
purpose of communicating with Holders in
the interest of the business of the Company
or a matter related to the Agreement and
(b) facilities for the delivery and surrender
of ADRs.  The Depositary may close the
Register at any time or from time to time
when reasonably deemed expedient by it,
after consultation with the Company to the
extent practicable when closure is outside
the ordinary course of business or when
reasonably requested by the Company.
      The Company shall have the right,
upon reasonable request, to inspect the
transfer and registration records of the
Depositary relating to the ADRs, to take
copies thereof and to require the Depositary
and any co-registrars to supply copies of
such portions of such records as the
Company may reasonably request.
      (3)	Title to ADRs; Validity.  Title to
this ADR, when properly endorsed or
accompanied by proper instruments of
transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the Register as the absolute owner hereof for all purposes. This
ADR shall not be valid for any purpose
unless executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a registrar other than the Depositary for ADRs has been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of such registrar and dated by such signatory.
Dated:
Countersigned: THE BANK OF NEW
YORK,as Depositary
By
     Authorized Signatory
By

Timothy F. Keaney
      Managing Director
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS 101
BARCLAY STREET, NEW YORK,
NEW YORK 10286. ITS PRINCIPAL
EXECUTIVE OFFICE IS LOCATED
AT ONE WALL STREET, NEW YORK,
NEW YORK 10286.


[FORM OF REVERSE OF ADR]
      (4)	Certain Limitations.  As a
condition precedent to the issue or
registration of any ADR (including upon a
transfer, split-up or combination), any
distribution in respect thereof or the
withdrawal of any Deposited Securities, the
Company, the Depositary or the Custodian
may require:  (a) payment with respect
thereto of (i) any stock transfer or other tax
or other governmental charge and (ii) any
transfer or registration fees charged by third
parties for the transfer of any Deposited
Securities, (b) the production of (i) proof
satisfactory to it of the identity and
genuineness of any signature and (ii) such
other information as it may deem necessary
or proper consistent with the Agreement;
and (c) compliance with such regulations as
the Depositary may establish consistent with
the Agreement.  At the Companys request,
the Depositary shall notify the Company of
any procedures established pursuant to
clauses (b) or (c) above.  The issuance of
ADRs, the acceptance of deposits of Shares,
the registration of transfers of ADRs or the
withdrawal of Deposited Securities may be
suspended, generally or in particular
instances, when the Register or Clearstream,
Frankfurt is closed or when any such action
is reasonably deemed expedient by the
Depositary.  Registrations of transfers of
ADRs and withdrawals of Deposited
Securities shall also be suspended when
requested by the Company, including for the
purpose of facilitating orderly voting of the
Deposited Securities.  Notwithstanding any
other provision of the Agreement or this
ADR, the withdrawal of Deposited
Securities may be restricted only for the
reasons set forth in General Instruction
I.A.(1) of Form F-6 under the U.S.
Securities Act of 1933, as amended (the
Securities Act) and no amendment shall
impair such requirements.
      (5)	Pre-release. Unless requested in
writing by the Company to cease doing so,
the Depositary may, notwithstanding
Section 4 of the Agreement, execute and
deliver ADRs prior to the receipt of shares
pursuant to Section 3 of the Agreement
(Pre-Release).  The Depositary may,
pursuant to Paragraph 1, deliver Shares upon
the receipt and cancellation of ADRs which
have been Pre-Released, whether or not such
cancellation is prior to the termination of
such Pre-Release or the Depositary knows
that such ADR has been Pre-Released.  The
Depositary may receive ADRs in lieu of
Shares in satisfaction of a Pre-Release.
Each Pre-Release will be (a) preceded or
accompanied by a written representation and
agreement from the person to whom ADRs
are to  be delivered (the Pre-Releasee) that
the Pre-Releasee, or its customer, (i) owns
the shares or ADRs to be remitted, as the
case may be, (ii) assigns all beneficial rights,
title and interest in such Shares or ADRs, as
the case may be, to the Depositary in its
capacity as such and for the benefit of the
Holders, and (iii) will not take any action
with respect to such Shares or ADRs, as the
case may be, that is inconsistent with the
transfer of beneficial ownership (including,
without the consent of the Depositary,
disposing of such Shares or ADRs, as the
case may be), other than in satisfaction of
such Pre-Release, (b) at all times fully
collateralized with cash, U.S. government
securities or such other collateral as the
Depositary determines, in good faith, will
provide substantially similar liquidity and
security, (c) terminable by the Depositary on
not more than five (5) business days notice,
and (d) subject to such further indemnities
and credit regulations as the Depositary
deems appropriate.  The number of Shares
not deposited but represented by ADSs
outstanding at any time as a result of
Pre-Releases will not normally exceed thirty
percent (30%) of the Shares deposited
hereunder; provided, however, that the
Depositary reserves the right to disregard
such limit from time to time as it deems
reasonably  appropriate, and may, with the
prior written consent of the Company,
change such limit for purposes of general
application.  The Depositary will also set
Dollar limits with respect to Pre-Release
transactions to be entered into hereunder
with any particular Pre-Releasee on a
case-by-case basis as the Depositary deems
appropriate.  For purposes of enabling the
Depositary to fulfill its obligations to the
Holders under the Deposit Agreement, the
collateral referred to in clause (b) above
shall be held by the Depositary as security
for the performance of the Pre-Releasees
obligations to the Depositary in connection
with a Pre-Release transaction, including the
Pre-Releasees obligation to deliver Shares or
ADRs upon termination of a Pre-Release
transaction (and shall not, for the avoidance
of doubt, constitute Deposited Securities
hereunder).
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
      (6)	Representations and Warranties.
Every person depositing Shares under the
Agreement is deemed to represent and
warrant that such Shares are validly issued
and outstanding, fully paid, nonassessable
and were not acquired in violation of any
pre-emptive rights, that the person making
such deposit is duly authorized to do so and
that such Shares are not, and ADSs
representing such Shares will not be, (A)
restricted securities as such term is defined
in Rule 144 under the Securities Act and
may be offered or sold in the United States
in transactions that are exempt from
registration under the Securities Act or have
been registered under the Securities Act as
such term is defined in Rule 144 under the
Securities Act and (B) securities which are
held by an officer, director (or persons
performing similar functions) or other
affiliate of the Company, and which would
require registration under the Securities Act
in connection with the public offer and sale
thereof in the United States, or which are
subject to other restrictions on sale or
deposit under the laws of the United States
or the Federal Republic of Germany, or
under a shareholder agreement or the
Articles of Association of the Company.
Such representations and warranties shall
survive the deposit of Shares and the
delivery of ADRs in respect thereof.
      (7)	Taxes.  If any tax or other
governmental charge shall become payable
by or on behalf of the Custodian or the
Depositary with respect to this ADR, any
ADSs evidenced by this ADR, any
Deposited Securities underlying this ADR or
any distribution on any of the foregoing,
such tax or other governmental charge shall
be paid by the Holder hereof to the
Depositary.  The Depositary may refuse to
effect any registration of this ADR or any
withdrawal of the underlying Deposited
Securities until such payment is made.  The
Depositary may also withhold any dividends
or other distributions or deduct from any
distributions on or in respect of Deposited
Securities, or may sell by public or private
sale for the account of the Holder hereof all
or any part of such Deposited Securities
(after attempting by reasonable means to
notify the Holder hereof prior to such sale),
and may apply such dividends, distributions,
deduction or the proceeds of any such sale in
payment of such tax or other governmental
charge.  The Holder hereof shall remain
liable for any deficiency.  Upon any such
sale, the Depositary shall, if appropriate,
reduce the number of ADSs evidenced
hereby to reflect any such sale and shall
distribute the net proceeds of any such sale
or the balance of any such property after
deduction of such tax or other governmental
charge to the Holder hereof.
      (8)	Disclosure of Interests.  Each
Holder and each Beneficial Owner agree to
comply with all applicable provisions of
German law and the Companys Articles of
Association regarding the notification of
such persons interest in Shares.  Each
Holder and Beneficial Owner acknowledge
that such provisions, at the date of the
Agreement, include Sections 21 and 22 of
the Securities Trading Act
(Wertpapierhandelsgesetz) and Section 20
of the Stock Corporation Act (Aktiengesetz).
Each Holder and Beneficial Owner
acknowledge that, at the date of the
Agreement, (i) the statutory notification
obligations of the Securities Trading Act
apply to anyone whose holding, either
directly or by way of imputation pursuant to
the provisions of Section 22 of the Securities
Trading Act, of voting rights in the
Company reaches or exceeds 5%, 10%,
25%, 50% or 75% or, after having reached
or exceeded any such threshold, falls below
that threshold and (ii) the statutory
notification obligations of the Stock
Corporation Act apply to any enterprise that,
either directly or by way of imputation
pursuant to the provisions of Section 20(2)
or Section 16(4), as applicable, of the Stock
Corporation Act, owns more than 25% of
the shares of, or 50% of the shares or voting
rights in, the Company or, after having
exceeded either of these thresholds, no
longer owns such percentage of Shares. As
set forth in Paragraph (13), pursuant to the
Articles of Association the holders of Shares
are not authorized to vote unless certain
exceptions under German law apply. Each
Holder and each Beneficial Owner
acknowledge that failure to provide on a
timely basis any required notification of an
interest in Shares may result in withholding
of certain rights, including voting and
dividend rights, in respect of the Shares in
which such Holder or Beneficial Owner has
an interest.
      (9)	Charges of Depositary.  The
Company agrees to pay the fees, reasonable
expenses and out-of-pocket charges of the
Depositary and those of any Registrar only
in accordance with agreements in writing
entered into between the Depositary and the
Company from time to time.  The
Depositary shall present its statement for
such charges and expenses to the Company
once every three months.  The charges and
expenses of the Custodian are for the sole
account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering ADRs or to whom Receipts are
issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange of stock regarding the ADRs or
Deposited Securities or a distribution of
ADRs pursuant to Paragraph 11(b)), or by
Holders, as applicable:  (1) taxes and other
governmental charges, (2) such registration
fees as may from time to time be in effect
for the registration of transfers of Shares
generally on the Share register of the
Company or foreign registrar and applicable
to transfers of Shares to or from the name of
the Depositary or its nominee or the
Custodian or its nominee on the making of
deposits or withdrawals hereunder, (3) such
cable, telex and facsimile transmission
expenses as are expressly provided in this
Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to the
Agreement and the ADR, (5) a fee of $5.00
or less per 100 ADSs (or portion thereof) for
the execution and delivery of Receipts
pursuant to Paragraph 11(b), 11(c) and
Section 4 of the Deposit Agreement and the
surrender of ADRs pursuant to Paragraph 1
and 17, (6) a fee of $.02 or less per ADS (or
portion thereof) for any cash distribution
made pursuant to the Deposit Agreement,
including, but not limited to Paragraph 11
hereof, (7) a fee for the distribution of
securities pursuant to Paragraph 11(d), such
fee being in an amount equal to the fee for
the execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause 7 treating all such securities as if
they were Shares) but which securities are
instead distributed by the Depositary to
Holders, and (8) any other charge payable
by the Depositary, any of the Depositarys
agents, including the Custodian, or the
agents of the Depositarys agents in
connection with the servicing of Shares or
other Deposited Securities (which charge
shall be assessed against Holders as of the
date or dates set by the Depositary in
accordance with Paragraph 12 and shall be
payable at the sole discretion of the
Depositary by billing such Holders for such
charge or by deducting such charge from
one or more cash dividends or other cash
distributions).
      The Depositary, subject to Paragraph
5 hereof, may own and deal in any class of
securities of the Company and its affiliates
and in ADRs.
      (10)	Available Information.  The
Agreement, the Companys Articles of
Association, and written communications
from the Company that are received by the
Depositary in accordance with Section 11 of
the Agreement, are available for inspection
by Holders at the Depositarys Corporate
Trust Office.  The Depositary will mail
copies of such communications (or English
translations or summaries thereof) to
Holders when requested in writing and
furnished by the Company.  The Company
furnishes the Securities and Exchange
Commission with certain public reports and
documents pursuant to Rule 12g3-2(b) under
the U.S. Securities Exchange Act of 1934.
Such reports and documents may be
inspected and copied at the public reference
facilities maintained by the Commission
located at the date of the Agreement at
Judiciary Plaza, 450 Fifth Street, N.W.,
Washington, D.C. 20549.
      (11)	Distributions on Deposited
Securities.  Upon receipt by the Depositary
or the Custodian of any distribution on
Deposited Securities, and subject to Section
6 of the Agreement and to Paragraphs (4),
(7) and (9) of this ADR, the Depositary
shall, as promptly as practicable, distribute
to each Holder entitled thereto on the record
date set by the Depositary therefor, in
proportion to the number of Deposited
Securities (on which the following
distributions are received by the Custodian)
underlying such Holders ADRs:
            (a)	Cash.  Any U.S. dollars
available to the Depositary resulting from a
cash dividend or other cash distribution or
the net proceeds of sales of any other
distribution or portion thereof authorized in
this Paragraph (11) (Cash), on an averaged
or other practicable basis, subject to
appropriate adjustments for (i) taxes or other
governmental charges withheld, (ii) such
distribution being unlawful or impracticable
with respect to certain Holders, and (iii)
deduction of the Depositarys expenses in (1)
converting any foreign currency into U.S.
dollars and (2) making any sale by public or
private means in any commercially
reasonable manner and (iv) the fees of the
Depositary.  Only whole U.S. dollars and
cents will be distributed (any fractional cents
shall be rounded to the nearest whole cent
and so distributed to the Holders entitled
thereto).
            (b)	Shares.  (i) Additional
ADRs evidencing whole ADSs representing
any Shares available to the Depositary
resulting from a dividend or free distribution
on Deposited Securities consisting of Shares
(a Share Distribution) and (ii) U.S. dollars
available to it resulting from the net
proceeds of sales of Shares received in a
Share Distribution, which Shares would give
rise to fractional ADSs if additional ADRs
were issued therefor, as in the case of Cash.
If additional ADRs are not so distributed
each ADS shall thenceforth also represent
the additional Shares distributed upon the
Deposited Securities represented thereby.
            (c)	Rights. (i) To the extent
the Company so instructs and timely
furnishes to the Depositary evidence (the
Company having no obligation to so furnish
such evidence) satisfactory to the Depositary
(which may include a written opinion from
U.S. counsel to the Company) that the
Depositary may lawfully distribute the same,
warrants or other instruments representing
rights to acquire additional ADRs in respect
of any rights to subscribe for additional
Shares or rights of any nature available to
the Depositary as a result of a distribution on
Deposited Securities (Rights), or (ii) to the
extent the Company does not furnish such
evidence and/or so instruct the Depositary
and sales of Rights are practicable as
determined by the Depositary after
consultation with the Company (which sales
shall be effected as promptly as practicable),
any U.S. dollars available to the Depositary
constituting the net proceeds of sales of
Rights, as in the case of Cash, or (iii) failing
both (i) and (ii), nothing (and any Rights
may lapse).
      In circumstances in which rights
would otherwise not be distributed, if a
Holder requests the distribution of warrants
or other instruments in order to exercise the
rights allocable to the ADSs of such Holder
hereunder, the Depositary shall make such
rights available to such Holder upon written
notice from the Company to the Depositary
that (a) the Company has elected in its sole
discretion to permit such rights to be
exercised and (b) such Holder has executed
such documents as the Company has
determined in its sole discretion are
reasonably required under applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to all
or certain Holders, then upon instruction
pursuant to such warrants or other
instruments to the Depositary from such
Holder to exercise such rights, upon
payment by such Holder to the Depositary
of the exercise price or other amount
stipulated for exercise of the rights, the fees
and expenses of the Depositary and any
other charges as set forth in such warrants or
other instruments, the Depositary shall, on
behalf of such Holder, exercise the rights
and purchase the Shares, and the Company
shall cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Holder.  As agent for such Holder, the
Depositary shall cause the Shares so
purchased to be deposited pursuant to the
Agreement, and shall, pursuant to the
Agreement, execute and deliver ADRs to
such Holder; provided, however, that in the
case of a distribution pursuant to the second
paragraph of this sub-paragraph (c), such
ADRs shall be legended in accordance with
applicable U.S. securities laws, and shall be
subject to the appropriate restrictions on
sale, deposit, cancellation, and transfer
under such laws.
            (d)	Other Distributions.  (i)
Securities available to the Depositary
resulting from any distribution on Deposited
Securities other than Cash, Share
Distributions and Rights (Other
Distributions), by any means that the
Depositary may deem, after consultation
with the Company and delivery of an
opinion to the Depositary of counsel to the
Company reasonably satisfactory to the
Depositary, lawful, equitable and
practicable, or (ii) to the extent the
Depositary deems after consultation with the
Company distribution of such securities not
to be lawful, equitable or practicable, any
U.S. dollars available to the Depositary
constituting the net proceeds of the sale of
Other Distributions, as in the case of Cash.
            To the extent that the
Depositary determines, after consultation
with the Company, that any distribution is
not lawful or practicable with respect to any
Holder, the Depositary may make such
distribution as it deems lawful and
practicable, including the distribution of
foreign currency or securities (or appropriate
documents evidencing the right to receive
foreign currency or securities), or retain the
same as Deposited Securities with respect to
such Holders ADRs (without liability for
interest thereon or the investment thereof).
            Notwithstanding anything
herein to the contrary, the Company shall
have no obligation to either (i) register any
ADSs, Shares, Rights or other securities
described in this Paragraph (11) under the
Securities Act or (ii) take other actions to
permit the distribution of such ADSs,
Shares, Rights or other securities in
accordance with applicable U.S. securities
laws.
      (12)	Record Dates.  The
Depositary shall fix a record date (which
date shall (a) in the case of a cash
distribution, unless otherwise agreed by the
Company,  be the same date to the extent
practicable as the distribution date fixed by
the Company, and (b) in all other
circumstances, fixed after consultation with
the Company to the extent practicable) for
the determination of the Holders who shall
be entitled to receive any distribution on or
in respect of Deposited Securities, to give
instructions for the exercise of any voting
rights, to receive any notice or to act in
respect of other matters, and only Holders of
record on the close of business on such date
shall be so entitled.
      (13)	Voting of Deposited
Securities. Pursuant to the Articles of
Association the holders of Shares are not
authorized to vote. However if the preferred
dividend is not paid or not paid in full in any
given year and if the amounts in arrear are
not paid in the next following year, together
with the full preferred dividend for such
year, the holders of preferred shares have
voting rights until the amounts in arrear
have been paid. In addition, any resolution
cancelling or restricting a preference right of
preferred shares requires the consent of the
holders of preferred shares in order to be
effective. Any resolution to issue preferred
shares which shall have priority over or the
same rights as non-voting preferred shares in
respect of the distribution of profits or assets
also requires the consent of the holders of
the preferred shares unless certain
exceptions apply. Under the limited
circumstances that the holders of Shares are
authorized to vote the provisions set forth in
this Paragraph (13) will apply. Upon receipt
of notice of any meeting or solicitation of
consents or proxies of holders of Shares or
other Deposited Securities, if requested in
writing by the Company the Depositary
shall, as soon as practicable thereafter, mail
to the Holders a notice (the Notice), which
shall contain (a) such information as is
contained in such notice of meeting or
solicitation of consents or proxies, and (b) a
statement that the Holders as of the close of
business on a specified record date will be
entitled, subject to any applicable provision
of German law and of the Articles of
Association of the Company, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the whole
number of Shares or other Deposited
Securities represented by their respective
ADSs (c) a statement as to the manner in
which such instructions may be given and
(d) stating that if no voting instructions are
received from a Holder on or before the date
established by the Depositary for such
purpose, such Holder shall be deemed to
have instructed the Depositary to give a
proxy to the Custodian with respect to the
Deposited Securities underlying such
Holders ADSs to vote such Deposited
Securities in accordance with Section 135 of
the German Stock Corporation Act, and (e) a
copy of the voting recommendation (the
Recommendation) prepared by the
Custodian in accordance with Section
128(2) of the German Stock Corporation
Act, together with an English translation
thereof.  Upon the written request of an
Holder on such record date, received on or
before the date established by the Depositary
for such purpose, (the Instruction Date) the
Depositary shall endeavor, in so far as
practicable, to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by such Holders
ADSs in accordance with the instructions set
forth in such request.  Upon the request of a
Holder who has not previously given
instructions as to the exercise of voting
rights pertaining to the Deposited Securities
underlying such Holders ADRs, and subject
to compliance with any reasonable
regulations the Depositary may establish
(which may include the deposit or blocking
of transfers of such Holders ADRs), the
Depositary will endeavor to provide such
Holder (or a person designated by such
Holder) with the documentation necessary to
attend a meeting of holders of Deposited
Securities.  The Depositary shall not vote or
attempt to exercise the right to vote that
attaches to the Shares or other Deposited
Securities, other than in accordance with
instructions received from Holders of ADRs
(or deemed to have been received as set
forth in the next paragraph).
      Subject  to the next paragraph, if no
voting instructions are received by the
Depositary from any Holder (to whom the
Notice and the Recommendation were sent
by the Depositary) with respect to the
Deposited Securities underlying such
Holders ADRs on or before the date
established by the Depositary for such
purpose and such Holder has not given
notice to the Depositary on or before such
date that it intends to attend the meeting of
holders of Deposited Securities, then the
Depositary shall deem such Holder to have
instructed the Depositary to give a proxy to
the Custodian with respect to such
Deposited Securities in accordance with
Section 135 of the Stock Corporation Act.
The Depositary shall not itself exercise any
voting discretion over any Deposited
Securities.
      In the event that the Custodian fails
to supply the Recommendation to the
Depositary at least twenty-one (21) calendar
days prior to any meeting of holders of
Deposited Securities with respect to which
the Depositary has received notice from the
Company, the Depositary shall mail the
Notice without the Recommendation (and
without reference to any proxy to be given
to the Custodian) to the Holders as herein
provided, and, thereafter, in any case in
which no voting instructions are received by
the Depositary from a Holder on or before
the date established by the Depositary for
such purpose, the Depositary shall not vote
or cause to be voted the Deposited Securities
underlying such Holders ADRs at such
meeting.
      The Depositary will endeavor to
ensure that on any date on which it votes or
causes to be voted Deposited Securities
pursuant to this Paragraph (13), it will have
on deposit under the Agreement the number
of Deposited Securities with respect to
which it has received voting instructions or
deemed voting instructions from Holders.
In the event that, on any such date, the
number of Deposited Securities on deposit
under the Agreement is less than the number
of Deposited Securities with respect to
which the Depositary has received voting
instructions or deemed voting instructions,
the Depositary shall vote or cause to be
voted such Deposited Securities in
accordance with such instructions or deemed
instructions adjusting the number of
Deposited Securities voted on a pro-rated
basis.
      There can be no assurance that
Holders generally or any Holder in
particular will receive the notice described
in the preceding paragraph sufficiently prior
to the Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
      (14)	Changes Affecting Deposited
Securities.  Subject to Paragraphs (4), (7)
and (9), upon any change in nominal or par
value, split-up or consolidation or other
reclassification of Deposited Securities, any
Share Distribution or Other Distribution not
distributed to Holders in accordance with
Paragraph (11), or any recapitalization,
reorganization, merger, liquidation or
similar corporate event or sale of all or
substantially all the assets of the Company,
any cash or securities received by the
Depositary in respect of any Deposited
Securities shall constitute Deposited
Securities hereunder, and each ADS
evidenced by this ADR shall automatically
represent its pro rata interest in the
Deposited Securities as then constituted.  In
any such case, the Depositary may, and shall
if the Company so requests, distribute any
part of the cash or securities so received or
execute and deliver additional ADRs or call
for the surrender of outstanding ADRs to be
exchanged for new ADRs describing the
new Deposited Securities.
      (15)	Exoneration.  The
Depositary, the Company, their respective
officers, directors, affiliates and agents and
each of them shall:  (a) incur no liability (i)
if law, regulation, rule of any regulatory
authority or stock exchange, the provisions
of or governing any Deposited Security, act
of God, war or other circumstance beyond
its control shall prevent, delay or subject to
any civil or criminal penalty any act that the
Agreement or this ADR provides shall be
done or performed by it, or (ii) by reason of
any exercise or failure to exercise any
discretion given it in the Agreement or this
ADR or (iii) where, by the terms of a
distribution or offering pursuant to the
Agreement and the ADR, or for any other
reason, such distribution or offering may not
be made available to Holders, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Holders and make the net proceeds available
to such Holders, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse;
(b) assume no liability except to perform its
obligations to the extent they are specifically
set forth in this ADR and the Agreement
without negligence or bad faith; (c) be under
no obligation to appear in, prosecute or
defend any action, suit or other proceeding
in respect of any Deposited Securities or this
ADR; and (d) not be liable for any action or
inaction by it in reliance upon the advice of
or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Holder or Beneficial Owner
of ADRs, or any other person in each case
believed by it in good faith to be competent
to give such advice or information.  The
Depositary, the Company and their
respective agents may rely and shall be
protected in acting upon any written notice,
request, direction or other document
believed by them in good faith to be genuine
and to have been signed or presented by the
proper party or parties.  The Depositary and
its agents shall not be responsible for any
failure to carry out any instructions to vote
any of the Deposited Securities, for the
manner in which any such vote is cast or for
the effect of any such vote.  The Depositary
shall not be liable for any acts or omissions
made by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with any
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary and its agents may own and
deal in any class of securities of the
Company and its affiliates and in ADRs.  In
the Agreement, the Company has agreed to
indemnify the Depositary under certain
circumstances and the Depositary has agreed
to indemnify the Company under certain
circumstances.  No disclaimer of liability
under the Securities Act is intended by any
provision hereof or of the Agreement.
      (16)	Amendment.  Subject to the
last sentence of Paragraph (4), the ADRs
and the Agreement may be amended by the
Company and the Depositary without
consent of the Holders; provided, however,
that any amendment that imposes or
increases any fees or charges (other than
those listed in clauses (i) through (iv) of
Paragraph (9)), or that shall otherwise
prejudice any substantial existing right of
Holders, shall become effective 60 days
after notice of such amendment shall have
been given to the Holders.  Every Holder
and Beneficial Owner, at the time any
amendment so becomes effective, shall be
deemed, by continuing to hold an ADR or
any interest therein, to consent and agree to
such amendment and to be bound by the
ADRs and the Agreement as amended
thereby.
      (17)	Termination.  The Depositary
shall, at the written direction of the
Company, terminate the Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Agreement, after giving notice to the Holders as set forth in the preceding sentence of this Paragraph (17), at any time
60 days or more after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in
Section 10 of the Agreement before the end of such 60 days. After the date so fixed for termination, the Depositary and its agents shall perform no further acts under the Agreement and this ADR, except to advise
Holders of such termination, receive and hold (or sell) distributions on Deposited
Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities (after deducting, in each case, the fees and expenses of the Depositary). At any time after the expiration of one year from the date so fixed for termination, the Depositary may sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of such sales, together with any other cash then held by it under the Agreement, uninvested and without liability for interest, for the pro rata benefit of the Holders of ADRs not theretofore surrendered, such Holders thereupon becoming general creditors of the
Depositary with respect to such proceeds.
After making such sale, the Depositary shall be discharged from all obligations in respect of the Agreement and this ADR, except to account for such net proceeds and other cash
(after deducting, in each case, the fees and expenses of the Depositary) and its indemnification obligations to the Company.
After the date so fixed for termination, the Company shall be discharged from all obligations under the Agreement except for its indemnification and payment obligations to the Depositary.

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